UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2020
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
As previously announced, effective June 1, 2020, Mark Douglas will become president and chief executive officer ("CEO") of FMC Corporation (the “Company”) and Pierre Brondeau will become executive chairman of the Company and remain a member of the Board of Directors, assuming his re-election at the 2020 annual meeting of stockholders. Currently, Mr. Douglas serves as the Company’s president and CEO-Elect, and Mr. Brondeau serves as the Company’s CEO and chairman of the Board of Directors.

The Compensation and Organization Committee of the Board of Directors (the “Compensation Committee”) met on February 27, 2020 to determine the compensation for Messrs. Douglas and Brondeau for 2020 in light of the upcoming management succession. The Compensation Committee considered market data, internal equity, advice from its independent compensation consultant and other factors in setting the 2020 compensation for Messrs. Douglas and Brondeau, which is set forth below. In addition, the Compensation Committee determined that following the management succession, both the CEO and the executive chairman would continue to be subject to the Company’s stock ownership guidelines at a level equal to six times their respective base salaries, as adjusted.

Mark Douglas

Base Salary. Mr. Douglas’ annual base salary will be increased to $1,050,000 from $765,000, effective June 1, 2020.

Target Annual Incentive. Mr. Douglas’ target annual incentive will be increased from 80% to 110% of annual base salary effective June 1, 2020, but pro-rated for 2020 to reflect his mid-year promotion.

Long-Term Incentive Equity. Mr. Douglas’ 2020 long-term incentive equity was awarded on February 27, 2020 in the form of 50% performance-based RSUs, 30% stock options and 20% time-based restricted stock units. The target grant date value of this award was $3,666,700, which reflects proration in light of his mid-year promotion.

The table below summarizes Mr. Douglas’ projected compensation for 2020, reflecting Mr. Douglas’ service as president and CEO-Elect through May 31, 2020, and his service as president and CEO for the remainder of 2020:

Mark Douglas Projected 2020 Compensation

Pay Element	President Target Pay	President Prorated Pay (1/1 to 5/31)(1)	CEO Target Pay	CEO Prorated Pay (6/1 to 12/31)	Total 2020 Target Pay
Base Salary	$765,000	$318,750	$1,050,000	$612,500	$931,250
Target Annual Incentive ($)	$612,000	$255,000	$1,155,000	$673,750	$928,750
Target Annual Incentive (% of Base Salary)	80%	80%	110%	110%	--
Long-Term Incentive Awards ($)	$1,520,000	$633,350	$5,200,000	$3,033,350	$3,666,700
Long Term Incentive Awards (% of Base Salary)	~200%	~200%	~500%	~500%	--
Target Total Direct Compensation	$2,897,000	$1,207,100	$7,405,000	$4,319,600	$5,526,700

(1) 2020 president amounts reflect no change from 2019 amounts.

Pierre Brondeau

Base Salary. Mr. Brondeau’s annual base salary will be reduced to $600,000, from $1,236,000, effective on June 1, 2020.

Target Annual Incentive. Mr. Brondeau will not be eligible to earn an annual incentive award as executive chairman, although he will remain eligible for a pro-rated 2020 annual incentive in respect of his service as CEO during the first five months of the year.

Long-Term Equity Incentive. Mr. Brondeau’s 2020 long-term incentive equity was awarded on February 27, 2020 in the form of 50% performance-based RSUs, 30% stock options and 20% time-based restricted stock units. The target grant date value of this award was $2,666,700, which reflects proration in light of his five months of service as CEO and seven months of service as executive chairman. Because he meets the Company’s requirements for retirement eligibility, the service conditions associated with these awards will be deemed satisfied so long as Mr. Brondeau is employed through July 1, 2020.

The table below summarizes Mr. Brondeau’s projected compensation for 2020, reflecting Mr. Brondeau’s service as CEO and chairman of the Board of Directors through May 31, 2020, and his service as executive chairman for the remainder of 2020:

Pierre Brondeau Projected 2020 Compensation

Pay Element	CEO Target Pay	CEO Prorated Pay (1/1 to 5/31)	Exec Chair Target Pay	Exec Chair Prorated Pay (6/1 to 12/31)	Total 2020 Target Pay
Base Salary	$1,236,000	$515,000	$600,000	$350,000	$865,000
Target Annual Incentive ($)	$1,483,200	$618,000	No Bonus	N/A	$618,000
Target Annual Incentive (% of Base Salary)	120%	120%	0%	0%	--
Long-Term Incentive Awards ($)	$5,700,000	$2,375,000	$500,000	$291,700	$2,666,700
Target Total Direct Compensation	$8,419,200	$3,508,000	$1,100,000	$641,700	$4,149,700

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ MICHAEL F. REILLY
Michael F. Reilly Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Date: March 04, 2020